Exhibit 99.1

Waitr Reports First Quarter 2021 Results

LAFAYETTE, LA, May 6, 2021 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), a leader in on-demand ordering and delivery, today reported financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights

•

Revenue on a pro forma basis, inclusive of the full quarterly results of the Delivery Dudes, was $53.4 million in the first quarter of 2021, compared to pro forma revenue of $46.5 million in the first quarter of 2020.

•	Revenue for the first quarter of 2021 was $50.9 million, compared to $44.2 million in the first quarter of 2020, an increase of $6.7 million or 15%.
•

Net loss for the first quarter of 2021 was $3.7 million which includes $5.1 million of items we consider to be one-time and non-recurring, compared to a loss of $2.1 million in the first quarter of 2020. Adjusted net income[1] was $1.4 million for the first quarter of 2021, compared to a loss of $2.1 million in the first quarter of 2020, an increase of $3.5 million.

•

Adjusted EBITDA[2] for the first quarter of 2021 was $8.3 million, compared to $3.7 million in the first quarter of 2020, an increase of $4.6 million or 121%. Loss per share inclusive of one-time and non-recurring items for both the first quarter of 2021 and 2020 was $0.03. Adjusted earnings per diluted share[3] for the first quarter of 2021 was $0.01, compared to an adjusted loss per diluted share of $0.03 for the first quarter of 2020.

•	In March 2021, the Company made a $15 million prepayment on its term loan and closed its acquisition of Delivery Dudes.
•	As of March 31, 2021, cash on hand was $67.9 million.

“We are pleased with our financial results for the first quarter of 2021, as we continued to grow our revenue and generate positive operating cash flow,” said Carl Grimstad, Chairman and CEO of Waitr.

“We completed the acquisition of Delivery Dudes, an established delivery provider in the South Florida market, in March, and are excited to have them on our team. We added a multitude of national brands and delivery only “virtual” restaurant concepts to our Platforms during the first quarter of 2021, further bolstering our restaurant selection to over 23,000 for our diners. These initiatives, coupled with the highest number of active independent contractor drivers in company history on the Platform, has strengthened our market presence in the on-demand delivery sector,” continued Mr. Grimstad.

“Over the last several months, we also partnered with many of the country’s top integrated delivery management and optimization platforms, providing improved operational efficiency that benefits both restaurants and customers, a reflection of our continued efforts to support our restaurant partners and the communities we serve. While adverse weather-related events during the first quarter of 2021 impacted many of our markets, we are pleased to report a 9% increase in average daily order volumes this quarter

[1]

Adjusted net income (loss) is a non-GAAP financial measure. A reconciliation of GAAP net loss to adjusted net income (loss) is included in the “Non-GAAP Financial Measures/Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Share” table below.

[2]	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP net loss to Adjusted EBITDA is included in the “Non-GAAP Financial Measure/Adjusted EBITDA” table below.
[3]

Adjusted earnings (loss) per diluted share is a non-GAAP financial measure, calculated based on adjusted net income (loss). A reconciliation of GAAP net loss to adjusted net income (loss) is included in the “Non-GAAP Financial Measures/Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Share” table below.

compared to the fourth quarter of 2020. Our results continue to reflect the hard work of our entire team through the execution of fundamental operational and strategic initiatives,” concluded Mr. Grimstad.

First Quarter 2021 Key Business Metrics

•	Average Daily Orders were 37,627 for the first quarter of 2021.
•	Active Diners as of March 31, 2021 were approximately 2 million.

Liquidity Update

As of March 31, 2021, the Company had cash on hand of $67.9 million. The Company had total long-term debt outstanding at March 31, 2021 of $84.5 million, including a $35.0 million term loan and $49.5 million of convertible notes, which mature in November 2023. As of March 31, 2021, the Company had outstanding short-term loans for insurance financing totaling $1.1 million.

First Quarter 2021 Earnings Conference Call

The Company will host a conference call to discuss first quarter 2021 financial results today at 5 p.m. ET. The conference call will be webcast live from the Company’s investor relations website at http://investors.waitrapp.com. The call can also be accessed live over the phone by dialing (866) 269-4266, or for international callers (323) 347-3278. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 8040390. The replay will be available until Thursday, May 13, 2021.

About Waitr Holdings Inc.

Founded in 2013 and based in Lafayette, Louisiana, Waitr operates an online ordering technology platform, providing delivery, carryout and dine-in options. Waitr, along with Bite Squad and Delivery Dudes, connect local restaurants and grocery stores to diners in underserved U.S. markets. Together, they are a convenient way to discover, order and receive great food and other products from local restaurants, national chains and grocery stores. As of March 31, 2021, Waitr, Bite Squad and Delivery Dudes operate in small and medium sized markets in the United States in over 800 cities.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s financial results, implementation of strategic initiatives and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “might,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information will be set forth in Waitr’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021, which will be filed with the SEC on May 6, 2021, and should be read in conjunction with these financial results. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr.

Contacts:

Investors

WaitrIR@icrinc.com

Media

WaitrPR@icrinc.com

WAITR HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
REVENUE	$50,930	$44,243
COSTS AND EXPENSES:
Operations and support	30,338	26,365
Sales and marketing	4,016	2,826
Research and development	999	1,470
General and administrative	10,186	10,778
Depreciation and amortization	2,917	2,064
(Gain) loss on disposal of assets	(3)	8
TOTAL COSTS AND EXPENSES	48,453	43,511
INCOME FROM OPERATIONS	2,477	732
OTHER EXPENSES (INCOME) AND LOSSES (GAINS), NET
Interest expense	1,901	2,914
Interest income	—	(60)
Other expense	4,264	(37)
NET LOSS BEFORE INCOME TAXES	(3,688)	(2,085)
Income tax expense	24	17
NET LOSS	$(3,712)	$(2,102)
LOSS PER SHARE:
Basic and diluted	$(0.03)	$(0.03)
Weighted-average shares used to compute net loss per share:
Weighted average common shares outstanding – basic and diluted	112,334,094	76,884,717

WAITR HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash	$67,863	$84,706
Accounts receivable, net	4,907	2,954
Capitalized contract costs, current	868	737
Prepaid expenses and other current assets	4,955	6,657
TOTAL CURRENT ASSETS	78,593	95,054
Property and equipment, net	4,961	3,503
Capitalized contract costs, noncurrent	2,759	2,429
Goodwill	122,032	106,734
Intangible assets, net	31,514	23,924
Operating lease right-of-use assets	5,064	—
Other noncurrent assets	750	588
TOTAL ASSETS	$245,673	$232,232
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
CURRENT LIABILITIES
Accounts payable	$5,039	$4,382
Restaurant food liability	5,890	4,301
Accrued payroll	6,460	4,851
Short-term loans for insurance financing	1,143	2,726
Deferred revenue, current	290	141
Income tax payable	146	122
Operating lease liabilities	1,518	-
Other current liabilities	24,974	13,781
TOTAL CURRENT LIABILITIES	45,460	30,304
Long term debt - related party	80,508	94,218
Accrued medical contingency	16,844	16,987
Operating lease liabilities	3,885	—
Other noncurrent liabilities	1,740	2,627
TOTAL LIABILITIES	148,437	144,136
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	11	11
Additional paid in capital	464,843	451,991
Accumulated deficit	(367,618)	(363,906)
TOTAL STOCKHOLDERS’ EQUITY	97,236	88,096
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$245,673	$232,232

WAITR HOLDINGS INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(3,712)	$(2,102)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash interest expense	772	2,396
Amortization of operating lease assets	323	—
Stock-based compensation	2,078	848
(Gain) loss on disposal of assets	(3)	8
Depreciation and amortization	2,917	2,064
Amortization of capitalized contract costs	194	68
Other non-cash income	—	(12)
Changes in assets and liabilities:
Accounts receivable	(1,624)	(90)
Capitalized contract costs	(655)	(1,049)
Prepaid expenses and other current assets	1,899	3,246
Other noncurrent assets	27	—
Accounts payable	20	698
Restaurant food liability	1,589	(591)
Deferred revenue	140	(378)
Income tax payable	24	17
Operating lease liabilities	(389)	—
Accrued payroll	1,479	2,129
Accrued medical contingency	(143)	(69)
Accrued workers’ compensation liability	—	2
Other current liabilities	7,911	(157)
Other noncurrent liabilities	(38)	(1)
Net cash provided by operating activities	12,809	7,027
Cash flows from investing activities:
Purchases of property and equipment	(165)	(70)
Internally developed software	(1,722)	(671)
Acquisitions	(10,927)	(242)
Collections on notes receivable	—	21
Proceeds from sale of property and equipment	9	3
Net cash used in investing activities	(12,805)	(959)
Cash flows from financing activities:
Proceeds from issuance of stock	—	6,584
Equity issuance costs	—	(114)
Payments on long-term loan	(14,472)	—
Payments on acquisition loans	(66)	—
Payments on short-term loans for insurance financing	(1,583)	(2,028)
Proceeds from exercise of stock options	6	8
Taxes paid related to net settlement on stock-based compensation	(732)	(459)
Net cash (used in) provided by financing activities	(16,847)	3,991
Net change in cash	(16,843)	10,059
Cash, beginning of period	84,706	29,317
Cash, end of period	$67,863	$39,376
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,129	$518
Supplemental disclosures of non-cash investing and financing activities:
Stock issued as consideration in acquisition	$11,500	$—
Noncash impact of operating lease assets	5,387	—
Noncash impact of operating lease liabilities	5,792	—

WAITR HOLDINGS INC.

NON-GAAP FINANCIAL MEASURE

ADJUSTED EBITDA

(In thousands)

(Unaudited)

Adjusted EBITDA is not required by, nor presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We define Adjusted EBITDA as net loss adjusted to exclude interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, business combination related expenditures and other non-recurring adjustments and accrued legal contingency. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets, the impact of stock-based compensation expense and other items that do not reflect our core operations. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss or other performance measures derived in accordance with GAAP. A reconciliation of net loss to Adjusted EBITDA is provided below:

	Three Months Ended March 31,
	2021	2020
NET LOSS	$(3,712)	$(2,102)
Interest expense	1,901	2,914
Income taxes	24	17
Depreciation and amortization expense	2,917	2,064
Stock-based compensation expense	2,078	848
Business combination related expenditures and other non-recurring adjustments	1,068	—
Accrued legal contingency	4,000	—
ADJUSTED EBITDA	$8,276	$3,741

WAITR HOLDINGS INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME (LOSS) AND

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE

(In thousands, except share and per share data)

(Unaudited)

Adjusted net income (loss) and adjusted earnings (loss) per diluted share are not required by, nor presented in accordance with GAAP. We define adjusted earnings (loss) per diluted share as adjusted net income (loss) divided by our weighted average common shares outstanding - diluted. Adjusted net income (loss) is calculated as net loss plus business combination related expenditures and other non-recurring adjustments and accrued legal contingency. We use these non-GAAP financial measures because we believe they facilitate period to period comparisons of operating performance, by excluding potential differences primarily caused by non-recurring items. Business combination related expenses and accrued legal contingency are considered non-recurring items. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are not measurements of our financial performance under GAAP and should not be considered as an alternative to net loss or loss per share or other performance measures derived in accordance with GAAP. A reconciliation of net loss to adjusted net income (loss), along with adjusted earnings (loss) per diluted share, is provided below:

	Three Months Ended March 31,
	2021	2020
Net loss	$(3,712)	$(2,102)
Business combination related expenditures and other non-recurring adjustments	1,068	—
Accrued legal contingency	4,000	—
Adjusted net income (loss)	$1,356	$(2,102)
Weighted average common shares outstanding - diluted	126,350,140	76,884,717
Adjusted earnings (loss) per diluted share	$0.01	$(0.03)